EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement of Synvista Therapeutics, Inc. on Form S-3 of our report on our audits of the consolidated financial statements of Synvista Therapeutics, Inc. as of December 31, 2007 and 2006, and for the years then ended which report is included in the Company’s 2007 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption “Experts.”

/s/ J.H. Cohn LLP
Roseland, New Jersey
May 9, 2008